UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2013

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

As part of its regular review of corporate governance policies, on April 2, 2013, the Board of Directors of Amphenol Corporation (the “Company”) approved a revised Amphenol Corporation Code of Business Conduct and Ethics (the “Revised Code”), which applies to all directors, officers and employees of the Company.  The Revised Code supersedes the prior version of the Amphenol Corporation Code of Business Conduct and Ethics.  The Revised Code covers topics such as compliance with laws, social responsibility, conflicts of interest, corporate opportunity, confidentiality, fair dealing, use of Company assets, financial controls, employment practices, accuracy of financial reporting, reporting illegal or unethical behavior and conflict minerals.  The foregoing description of the Revised Code is subject to and qualified in its entirety by reference to the full text of the Revised Code, a copy of which is attached hereto as Exhibit 14.1 and has been posted on the Company’s website at www.amphenol.com.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 14.1       Revised Amphenol Corporation Code of Business Conduct and Ethics dated April 2, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHENOL CORPORATION

By:	/s/ Diana G. Reardon
Diana G. Reardon
Executive Vice President
and Chief Financial Officer

Date: April 3, 2013